UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2017, Charles W. Schoenherr informed NorthStar Real Estate Income II, Inc. (“NorthStar Income II”) that he was resigning as a member of the board of directors (the “Board”) and the Audit Committee of the Board, effective immediately. Concurrently, on January 10, 2017, Mr. Schoenherr became a member of the board of directors of Colony NorthStar, Inc. (the “Sponsor”), NorthStar Income II’s sponsor and successor to NorthStar Asset Management Group Inc. Mr. Schoenherr’s decision was due to his new directorship at the Sponsor and not a result of any disagreement with NorthStar Income II on any matter relating to NorthStar Income II’s operations, polices or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: January 17, 2017	By:	/s/ Jenny B. Neslin
Jenny B. Neslin
General Counsel and Secretary